CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the reference to our firm in the Registration
Statement, (Form N-1A), and related Statement of Additional Information of Davis International Series, Inc. and to the inclusion of our report dated November 1, 1996 to the Shareholders and Board of Directors of Davis International Series, Inc.




                                            /s/ Tait, Weller & Baker
                                            ------------------------
                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 31, 1997